EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-168283) pertaining to the Second Amended and Restated 2001 Stock Plan, 2010 Equity Incentive Plan and 2010 Employee Stock Purchase Plan of Green Dot Corporation of our report dated February 25, 2011, with respect to the consolidated financial statements of Green Dot Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young, LLP
Los Angeles, California
February 25, 2011